EXHIBIT 1.1

3,692,673 Shares

Comstock mining inc.

Common Stock, $0.000666 par value

UNDERWRITING AGREEMENT

November 13, 2012

Global Hunter securities, llc
As Representative of the several Underwriters
777 3rd Avenue, 36th Floor

New York, New York 10017

Ladies and Gentlemen:

Introductory. Comstock Mining Inc., a Nevada corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”) shares of its common stock, par value $0.000666 per share (the “Shares”). An aggregate of 3,692,673 Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 553,900 Shares as provided in Section 2. The additional 553,900 Shares to be sold by the Company pursuant to such option are called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Global Hunter Securities, LLC (“Global Hunter”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-175006), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated November 13, 2012 describing the Offered Shares and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 10:00 p.m. (New York time) on November 13, 2012. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement,” “Preliminary Prospectus,” “preliminary prospectus,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, a preliminary prospectus, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(n) of this Agreement.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.     Representations and Warranties of the Company.

Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the Closing Date (as defined in Section 2) and as of each Option Closing Date (as defined in Section 2), if any, and covenants with each Underwriter, as follows:

(a)     The Registration Statement has heretofore become effective under the Securities Act or, with respect to any Rule 462(b) Registration Statement, will be filed with the Commission and become effective under the Securities Act no later than the Applicable Time; no stop order of the Commission preventing or suspending the use of the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, has been issued, and no proceedings for such purpose pursuant to section 8A of the Securities Act against the Company or related to the offering of the Offered Shares have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission;

(b)     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and, at all subsequent times through the Closing Date and any Option Closing Date, will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Shares and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper) as amended or supplemented, as of its date did not and, at all subsequent times through the Closing Date and any Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative on behalf of the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required;

(c)     The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of, or used or referred to by, the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus;

(d)     The Company has delivered, or will as promptly as practicable deliver, to each Underwriter one complete conformed copy of the Registration Statement, each amendment thereto, if any, and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and copies of the preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to in writing by the Representative, in such quantities and at such places as each Underwriter has reasonably requested. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to in writing by the Representative, or the Registration Statement;

(e)     The information set forth under the caption “Capitalization” in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”) is fairly presented on a basis consistent with the Company’s financial statements contained in the Registration Statement and each Applicable Prospectus. The Shares, including the Offered Shares, conform as to legal matters to the description thereof contained in the Time of Sale Prospectus under the caption “Description of Securities.” The outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable. Neither the offering nor the sale of the Offered Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares;

(f)     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own or lease its properties and conduct its business as described in each Applicable Prospectus and to execute and deliver this Agreement and to issue, sell and deliver the Offered Shares as contemplated herein;

(g)     The Company is duly qualified to transact business as a foreign corporation in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, result in any material adverse effect on the business, management, properties, assets, operations, condition (financial or otherwise) or business prospects of the Company or its Subsidiaries (as defined below), taken together as a whole (a “Material Adverse Effect”);

(h)     Each of the subsidiaries of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease its properties and conduct its business as described in each Applicable Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The outstanding shares of capital stock or equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, equity interests or other ownership interests in the Subsidiaries are outstanding;

(i)     Neither the Company nor any of its Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default (i) under its respective Articles of Incorporation, as amended to date, Bylaws, as amended to date, or Operating Agreement, as amended to date, (ii) under any agreement, lease, contract, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) under any law, order, rule or regulation judgment, writ or decree applicable to the Company or any of its Subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries, except, in the cases of clauses (ii) and (iii), any breaches, violations or defaults, which, individually or in the aggregate, would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated, including the issuance of the Offered Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or of the Company’s Articles of Incorporation, as amended, or Amended and Restated Bylaws or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any of its Subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries;

(j)     The Offered Shares have been duly authorized by all necessary corporate action on the part of the Company and when issued and delivered by the Company against payment therefor as provided in this Agreement, will be issued free of statutory and contractual preemptive rights, and will be duly and validly issued and fully paid and non-assessable;

(k)     This Agreement has been duly authorized, executed and delivered, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in law or equity);

(l)     The minute books of the Company and each of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and security holders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Underwriters and their counsel. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company or any of its Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and its Subsidiaries;

(m)     Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body, or the NYSE MKT, or approval of stockholders of the Company necessary in connection with the issuance and sale by the Company of the Offered Shares other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered or (ii) as may be required by federal and state securities laws with respect to the listing of the Offered Shares on the NYSE MKT, have been obtained or made and are in full force and effect;

(n)     Each of the Company’s directors, executive officers and principal stockholders listed in Exhibit B and Exhibit C has executed and delivered to the Representative a lock-up agreement in the form of Exhibit D and Exhibit E hereto. Exhibit B and Exhibit C hereto contains a true, complete and correct list of all directors, executive officers and principal stockholders of the Company. If any additional persons shall become directors, executive officers or principal stockholders of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as or becoming a director, executive officer or principal stockholder of the Company, to execute and deliver to the Representative an agreement in the form of Exhibit D hereto;

(o)     Except as described or incorporated by reference in the Registration Statement and each Applicable Prospectus, (i) no person has any preemptive rights or similar rights to purchase any Shares or shares of any other capital stock or other equity interests of the Company, (ii) no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Offered Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale of the Offered Shares as contemplated hereby or otherwise, (iii) no person has the right to act as an underwriter or placement agent or as a financial advisor to the Company in connection with the offer and sale of the Offered Shares and (iv) no person has the right, contractual or otherwise, to cause the Company to include any Shares or shares of any other capital stock or other securities of the Company in the Registration Statement, whether as a result of the sale of the Offered Shares as contemplated hereby or otherwise;

(p)     Except for the underwriting discounts and commissions payable to the Underwriters as described in the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement;

(q)     Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its consolidated Subsidiaries is incorporated by reference in the Registration Statement and each Applicable Prospectus, is an independent registered public accountant with respect to the Company as required by the Securities Act, and the applicable published rules and regulations thereunder;

(r)     Except as described in each Applicable Prospectus, the Company and each of its Subsidiaries possess all certificates, authorizations, licenses and permits issued by, and have made all necessary declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties to conduct their respective businesses as described in each Applicable Prospectus, except where the failure to so possess such certificates, authorizations, licenses and permits or make such declarations or filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in each Applicable Prospectus, all of such certificates, authorizations, licenses and permits are valid and in full force and effect, except where the invalidity or failure of such certificates, authorizations, licenses and permits to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, such certificates, authorizations, licenses and permits or has received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations, licenses and permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(s)     Except as described in each Applicable Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, would result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby;

(t)     (i) Except as disclosed in each Applicable Prospectus, the Company and each of its Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources, human health or safety or surface mining, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release (as defined below) of Hazardous Materials (as defined below) (collectively, “Environmental and Mining Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental and Mining Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental and Mining Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental and Mining Laws at any location, (E) have not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental and Mining Laws, including any obligation for cleanup or remedial action and (F) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental and Mining Laws, (ii) except as disclosed in each Applicable Prospectus, there are no costs or liabilities associated with Environmental and Mining Laws of or relating to the Company or any of its Subsidiaries, except for any such matter as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iii) except as disclosed in each Applicable Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Subsidiaries under any Environmental and Mining Laws in which a governmental entity is also a party, (B) the Company and each of its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental and Mining Laws, or liability or other obligations under Environmental and Mining Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (C) none of the Company or any of its Subsidiaries anticipates material capital expenditures relating to any Environmental and Mining Laws. No property of the Company or any of its Subsidiaries is subject to any lien under any Environmental and Mining Law.

(u)     Except as disclosed in each Applicable Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental and Mining Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental and Mining Law, except for any violation or liability which would not, individually or in the aggregate, result in a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine and drilling mud, regulated or which can give rise to liability under any Environmental and Mining Laws. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into or through the environment, or in, into, from or through any building or structure.

(v)     The Company and each of its Subsidiaries have filed (or have duly requested extension(s) of) all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and payable, except for any such assessment that is currently being contested in good faith and which, if resolved unfavorably to the Company or any of its Subsidiaries, would not result in a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments;

(w)     The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses;

(x)     Each material contract, agreement and license listed as an exhibit to, described in or incorporated by reference into the Registration Statement or any Applicable Prospectus to which the Company or any of its Subsidiaries is bound is legal, valid, binding, enforceable and in full force and effect against the Company or any such Subsidiary, and, to the Company’s knowledge, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in material breach or default with respect to any such contract, agreement or license, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license;

(y)     Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated thereunder (“ERISA”), concerning the employees of the Company or any of its Subsidiaries;

(z)     The Company and each of its Subsidiaries are in compliance with all presently applicable provisions of ERISA, except where such non-compliance would not result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) to which the Company or any of its Subsidiaries contribute or maintain; the Company and each of its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(aa)     Neither the Company nor any of its Subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board;

(bb)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and each Applicable Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(cc)     The Company and each of its Subsidiaries own or possess the right to use all patents, patent rights and patent applications (collectively, the “Company Patents”), trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, the “Intellectual Property”) necessary to carry on their respective businesses as described in the Registration Statement and each Applicable Prospectus; and to the Company’s knowledge, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement and each Applicable Prospectus and which are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement and each Applicable Prospectus and which are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons; and the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as described in the Registration Statement and each Applicable Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. There are no pending or, to the Company’s knowledge, threatened infringement actions or proceedings against third parties relating to the Intellectual Property owned or licensed by the Company;

(dd)     Other than provisional patent applications, all patent applications that resulted in Company Patents or pending applications that describe inventions necessary to conduct the business of the Company and each of its Subsidiaries in the manner described in the Registration Statement and each Applicable Prospectus, (collectively, the “Company Patent Applications”) have been duly and properly filed (which means that they have been accorded filing dates and serial numbers and assignments have been recorded for each listed inventory) or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities. In connection with the filing of the Company Patent Applications, to the Company’s best knowledge, all printed publications and patent references relevant to the patentability of the inventions claimed in such applications has been disclosed to those patent offices so requiring. To the Company’s best knowledge, the Company has met its duty of candor and good faith to the PTO or similar foreign authority for the Company Patent Applications. No material misrepresentations have been made to the PTO or similar foreign authority by or in connection with the Company Patent Applications. The Company and each of its Subsidiaries are not aware or any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company has no knowledge of any facts which would preclude the Company from having clear title to the Company Patent Applications;

(ee)     The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property owned by the Company and good title to all personal property reflected in the consolidated financial statements described or incorporated by reference in the Registration Statement and each Applicable Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those reflected in the financial statements or described or incorporated by reference in the Registration Statement and each Applicable Prospectus and (ii) liens and encumbrances for taxes not yet due and payable, and liens and encumbrances arising in the ordinary course of business or which are not material in amount. The Company and each of its Subsidiaries occupy their leased properties under valid and binding leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company or its Subsidiaries;

(ff)     The consolidated financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement and each Applicable Prospectus, together with related notes and schedules, present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and related notes have been prepared in compliance in all material respects with the requirements of the Exchange Act and in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement and each Applicable Prospectus, present fairly, on the basis stated in the Registration Statement and each Applicable Prospectus, the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company and each of its Subsidiaries have no material contingent obligations which are not disclosed in the consolidated financial statements of the Company which are included in the Registration Statement and each Applicable Prospectus. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources that are not disclosed or incorporated by reference in the Registration Statement and each Applicable Prospectus;

(gg)     Subsequent to the respective dates as of which information is given in the Registration Statement and each Applicable Prospectus, and except as may be otherwise stated or incorporated by reference in the Registration Statement and each Applicable Prospectus, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and its Subsidiaries, taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, except for the Company’s dividend made with respect to its convertible preferred stock on July 1, 2012;

(hh)     Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or would be integrated with the sale of the Offered Shares or (ii) offered, solicited offers to buy or sold the Offered Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(ii)     Neither the Company, nor to the Company’s knowledge, any of its directors, officers or affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Offered Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NYSE MKT in accordance with Regulation M under the Exchange Act;

(jj)      No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and each Applicable Prospectus and that is not so described in such documents;

(kk)     Except as required by this Agreement and as described in the Registration Statement and each Applicable Prospectus, there are no agreements or arrangements between the Company or any of its Subsidiaries and any of the Company’s stockholders, or to the best of the Company’s knowledge, between or among any of the Company’s stockholders, which grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right freely to alienate or vote such shares;

(ll)       Neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Offered Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement and each Applicable Prospectus, will be required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “1940 Act”);

(mm)   The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, was eligible to use Form S-3 at the time of the initial filing and effectiveness of the Registration Statement and is currently eligible to use Form S-3;

(nn)     The Shares, including the Offered Shares, are registered pursuant to Section 12(b) of the Exchange Act and are listed or will be approved for listing on or prior to the Closing Date or Option Closing Date, as the case may be, on the NYSE MKT, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NYSE MKT, nor has the Company received any notification that the Commission or the NYSE MKT is contemplating terminating such registration or listing;

(oo)     Except as described or incorporated by reference in the Registration Statement and each Applicable Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities with the Commission;

(pp)     At the Applicable Time there were, and as of the Closing Date and the applicable Option Closing Date, as the case may be, there will be, no securities of or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act;

(qq)     The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals;

(rr)     The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act), and, except as described in the Registration Statement and each Applicable Prospectus, as of the period covered by the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised, based on the Company’s assessment of internal control over financial reporting, as of the fiscal year ended December 31, 2011, of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls as of December 31, 2011 have been identified for the Company’s auditors; and in connection with the Company’s assessment of internal control described above, except as described in each Applicable Prospectus, there were no significant changes in internal controls or in other factors that have materially affected internal control over financial reporting;

(ss)    The Company and the Subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;

(tt)     The qualitative and quantitative data regarding measured, indicated and inferred resources of the Company furnished to the Commission, but not incorporated by reference or included in the Registration Statement or any Applicable Prospectus, (i) were derived in all material respects in accordance with applicable industry standards, including National Instrument 43-101 developed by the Canadian Securities Administrators, and (ii) have been determined by Behre Dolbear & Company (USA) Ltd., an independent consulting firm;

(uu)     Any statistical and market-related data included or incorporated by reference in the Registration Statement and each Applicable Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree, in all material respects, with the sources from which they are derived;

(vv)     Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its Subsidiaries, has (i) used any of the Company’s or any of its Subsidiaries’ funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from the Company’s or any of its Subsidiaries’ funds, (iii) violated or is in violation of any provision of any applicable anti-corruption laws or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and each of its Subsidiaries have conducted their business in compliance with applicable anti-corruption laws;

(ww)     To the Company’s knowledge, the operations or the Company and each of its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), and the applicable anti-money laundering statutes of jurisdictions where the Company each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Anti-Money Laundering Laws is pending or, the Company’s knowledge, threatened;

(xx)     Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(yy)     No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, membership interests or other ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company;

(zz)     The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date;

(aaa)    Except with respect to the Winfield Group (as such term is defined in the certificates of designation for the Company’s convertible preferred stock), which approval has been obtained, or as described in each Applicable Prospectus, no approval of the stockholders of the Company under the rules and regulations of any trading market (including the rules of the NYSE MKT), and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Underwriters the Offered Shares, including such as may be required pursuant to the rules of the NYSE MKT;

(bbb)    The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ccc)    All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Rule 5110, 5121 or 5190 is true, complete and correct in all material respects.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a)     The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 3,692,673 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the Firm Shares. The purchase price per Firm Share to be paid by the Underwriters to the Company shall be $2.0367 per share.

(b)     The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Kelley Drye & Warren LLP at 400 Atlantic Avenue, Stamford, CT 06901 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. (New York time), on November 19, 2012 or such other time and date not later than 1:30 p.m. New York time, on November 19, 2012 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus.

(c)     The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters, severally and not jointly, to purchase up to an aggregate of 553,900 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)     Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in their sole judgment, has determined is advisable and practicable.

(e)     Payment for the Offered Shares. Payment for the Offered Shares shall be made at the Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Global Hunter, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)     Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Shares at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Optional Shares the Underwriters have agreed to purchase at the Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.     Additional Covenants.

The Company further covenants and agrees with each Underwriter as follows:

(a)     Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to each Underwriter, without charge, one conformed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and shall furnish to each Underwriter in New York City, without charge, prior to 12:00 p.m. (New York time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b)     Representative’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)     Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d)     Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of an Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)     Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(f)     Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 430B and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)     Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Representative’s written consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c).

(h)     Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)     Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(j)     Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)     Earnings Statement. As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act; provided that this obligation shall be deemed satisfied if the Company shall have filed a report with the Commission with such information.

(l)     Exchange Act Compliance. The Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(m)     Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the NYSE MKT and to maintain the listing of the Shares on the NYSE MKT.

(n)     Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)     Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 45th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may (i) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus or in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, or any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed thereafter and prior to December 31, 2012, (ii) issue Shares to acquire (in a business combination or otherwise) the capital stock or assets of any corporation, limited liability company, partnership or other entity or business unit and (iii) issue Shares issuable upon the exercise or conversion of warrants or convertible preferred stock of the Company, respectively, existing on the date hereof. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Representative), except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period. Notwithstanding the foregoing, the restrictions set forth in this Section 3(o) shall not prohibit the Company from (i) granting equity awards with respect to Shares pursuant to the terms of any of its existing employee benefit plans, or (ii) issuing to employees Shares pursuant to the exercise or vesting of any equity award granted by the Company pursuant to the terms of any of its existing employee benefit plans.

(p)     Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(q)     No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(r)     Existing Lock-Up Agreements. During the Lock-Up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s directors, executive officers and principal stockholders pursuant to Section 6(h).

(s)     Press Releases and Other Communications. Prior to the Closing Date, the Company will not directly or indirectly issue any press release or other communication or hold any press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Offered Shares, without the prior written consent of the Representative, except as may be required by law, in which case the Company shall use its reasonable best efforts to allow the Representative reasonable time to comment on such release or other communication in advance of such issuance.

Section 4.     Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representative and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the fees and expenses associated with listing the Offered Shares on the NYSE MKT, (ix) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement, and (x) reimbursement of the Representative for all reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including without limitation the fees, disbursements and other charges of counsel for the Underwriters and any third party due diligence expenses, for which invoices addressed to the Representative will be sent directly to and shall be paid by the Company, travel and lodging expenses, data processing and communication charges, research, printing and courier services; provided that the reimbursement set forth in this clause (x) shall not exceed $225,000 for an offering up to $10 million (gross dollar amount).

Section 5.     Covenant of the Underwriters. Each Underwriter covenants with the Company, severally and not jointly, not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

Section 6.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)     Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from Deloitte & Touche LLP, independent public accountants for the Company, (i) a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representative shall have received an additional conformed copy of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b)     Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i)     the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)     no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)     No Material Adverse Effect. For the period from and after the date of this Agreement and through and including the Closing Date and, with respect to the Optional Shares, each Option Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Effect.

(d)     Opinion of Counsel for the Company. On each of the Closing Date and each Option Closing Date the Representative shall have received (i) the opinion of Kelley Drye & Warren LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 hereto and to such further effect as counsel for the Underwriters shall reasonably request (and the Representative shall have received an additional signed copy of such counsel’s legal opinion for each of the several Underwriters) and (ii) the opinion of McDonald Carano & Wilson LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-2 hereto and to such further effect as counsel for the Underwriters shall reasonably request (and the Representative shall have received an additional signed copy of such counsel’s legal opinion for each of the several Underwriters).

(e)     Opinion of Counsel for the Underwriters. On each of the Closing Date and each Option Closing Date, the Representative shall have received the opinion of Covington & Burling LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative, dated as of such Closing Date.

(f)     Officers’ Certificate. On each of the Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:

(i)     for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect;

(ii)    the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, which representation shall be true and correct as so qualified) with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)     Bring-down Comfort Letter. On each of the Closing Date and each Option Closing Date, the Representative shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional conformed copy of such accountants’ letter for each of the several Underwriters).

(h)     Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit D hereto from the persons listed on Exhibit B hereto and an agreement in the form of Exhibit E hereto from the persons listed on Exhibit C hereto, and such agreements shall be in full force and effect on each of the Closing Date and each Option Closing Date.

(i)     Chief Executive Officer Certificate. On the date hereof, the Representative shall have received a written certificate executed by the Chief Executive Officer of the Company, dated as of the date hereof, certifying as to, among other things, the accuracy of certain financial and operating data relating to the Company contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, and each free writing prospectus, if any.

(j)     Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated hereby, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(k)     Additional Documents. On or before each of the Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

If any condition specified in this Section 6 is not satisfied or waived when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

Section 7.     Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 10 or Section 11, or if the sale to the Underwriters of the Offered Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing and reproduction expenses, travel, lodging and other “road show” expenses, postage, facsimile and telephone charges, and expenses incurred in the conduct of the Underwriters’ due diligence. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 8.     Indemnification.

(a)     Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation if such settlement is effected in accordance with Section 8(d) of this Agreement), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, each free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, each Road Show or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in Canada, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or each such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Representative to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)     Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) is (i) the fourth paragraph of text under the caption “Underwriting” and (ii) the first, second and third paragraphs under the subheading “Price Stabilization, Short Positions” under the caption “Underwriting,” in each case in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)     Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)     Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include any statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

Section 9.     Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A hereto. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.     Default of One or More of the Several Underwriters.

If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase the Offered Shares that it or they have agreed to purchase hereunder on such date, the remaining non-defaulting Underwriters shall be obligated to purchase the Offered Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date in the respective proportions which the number of Offered Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule A hereto bears to the total number of Offered Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule A hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of Offered Shares on such date if the total number of Offered Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of Offered Shares to be purchased on such date. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all Offered Shares to be purchased on such date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Offered Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date, this Agreement (or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Optional Shares on such date) shall terminate without liability on the part of any non-defaulting Underwriter and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 7. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto that, pursuant to this Section 10, purchases Offered Shares.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase Offered Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Closing Date or the applicable Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Prospectus or in any other document or arrangement.

Section 11.     Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE MKT, or trading in securities generally on any of The Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the other Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12.     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.     Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14.     Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Global Hunter Securities, LLC 400 Poydras Street, Suite 3100 New Orleans, LA 70130 Attention: General Counsel Facsimile No.: (504) 212-1610

with a copy to:	Covington & Burling LLP One Front Street, 35th Floor San Francisco, CA 94111 Attention: Nora Gibson, Esq. Facsimile No.: (415) 591-6000

If to the Company:	Comstock Mining Inc. 1200 American Flat Road Virginia City, NV 89440 Attention: Corrado De Gasperis, Chief Executive Officer Facsimile No.: (775) 847-4762

with a copy to:	Kelley Drye & Warren LLP 400 Atlantic Street Stamford, CT 06901 Attention: M. Ridgway Barker, Esq. Facsimile No.: (203) 327-2669

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16.     Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.     Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.     General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMSTOCK MINING INC.

By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer and President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

GLOBAL HUNTER SECURITIES, LLC
Acting as Representative of the

several Underwriters named in

the attached Schedule A.

By:	/s/ J. Barry
Name: J. Barry
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased

Global Hunter Securities, LLC	1,384,752
Aegis Capital Corp.	1,200,119
Moelis & Company LLC	553,901
North Square Blue Oak Ltd.	553,901

Total	3,692,673

SCHEDULE B

Schedule of Free Writing Prospectuses
and any other information included in the Time of Sale Prospectus

Shares offered:	3,692,673

Price to public:	$2.19	per share

Price to Underwriters:	$2.0367	per share

EXHIBIT A-1

Opinion of Kelley Drye & Warren LLP
to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

A-1-1

EXHIBIT A-2

Opinion of McDonald Carano Wilson LLP
to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

A-2-1

EXHIBIT B

LIST OF PERSONS EXECUTING LOCK-UPS

Name
Daniel W. Kappes
William J. Nance
Robert Resigh
Corrado De Gasperis
Mark Jewett

B-1

EXHIBIT C

ADDITIONAL LIST OF PERSONS EXECUTING LOCK-UPS

Name
John Winfield

C-1

EXHIBIT D

LOCK UP AGREEMENT

November [●], 2012

Global Hunter securities, llc
As Representative of the several Underwriters
777 3rd Avenue, 36th Floor

New York, New York 10017

RE: Comstock Mining Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.000666 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representative of the underwriters (in such capacity, the “Representative”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will use reasonable efforts to cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representative (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party)(the “Lock-up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension, except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) (or any successor FINRA rule), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) (or any successor FINRA rule) are not applicable to any research reports relating to the Company published or distributed by the Representative during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension); provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares (x) purchased in the open market after the Closing Date or (y) owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in the case of clause (y), it shall be a condition to such transfer that the transferee executes and delivers to the Representative an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by the Representative to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. Notwithstanding anything in this letter agreement to the contrary, the restrictions set forth herein shall not prohibit the undersigned from (i) exercising or vesting in any outstanding equity awards granted to the undersigned pursuant to the terms of any existing employee benefit plan of the Company, or (ii) transferring the undersigned’s Shares to the Company in connection with the surrender of shares of Common Stock in satisfaction or payment of any exercise price of equity awards, or selling the undersigned’s Shares to satisfy any tax withholding obligations in respect to the exercise or vesting of equity awards granted under any existing employee benefit plan of the Company.

D-1

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

D-2

EXHIBIT E

WINFIELD LOCK UP AGREEMENT

November [●], 2012

Global Hunter securities, llc
As Representative of the several Underwriters
777 3rd Avenue, 36th Floor

New York, New York 10017

RE: Comstock Mining Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.000666 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representative of the underwriters (in such capacity, the “Representative”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will use reasonable efforts to cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representative (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party)(the “Lock-up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension, except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) (or any successor FINRA rule), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) (or any successor FINRA rule) are not applicable to any research reports relating to the Company published or distributed by the Representative during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension); provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares (x) purchased in the open market after the Closing Date, (y) owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family, or (z) beneficially owned by the undersigned by sale or other disposition, provided that the aggregate number of Shares sold or disposed of by the undersigned pursuant to this clause (z) shall not exceed 1,000,000 Shares; provided, however, that in the case of clause (y), it shall be a condition to such transfer that the transferee executes and delivers to the Representative an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by the Representative to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. Notwithstanding anything in this letter agreement to the contrary, the restrictions set forth herein shall not prohibit the undersigned from (i) exercising or vesting in any outstanding equity awards granted to the undersigned pursuant to the terms of any existing employee benefit plan of the Company, or (ii) transferring the undersigned’s Shares to the Company in connection with the surrender of shares of Common Stock in satisfaction or payment of any exercise price of equity awards, or selling the undersigned’s Shares to satisfy any tax withholding obligations in respect to the exercise or vesting of equity awards granted under any existing employee benefit plan of the Company.

E-1

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

John V. Winfield
Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

E-2